UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2013

Strongbow Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

2300-8th Avenue SW, Calgary, Alberta  T2P 3M3
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2013, we appointed Robert Madzej as our chief operating officer and a director of our company and Robert Da Cunha as our chief financial officer and a director of our company.

Robert Madzej

Mr. Robert Madzej graduated from Simon Fraser University in Business Administration. He has over 10 years’ experience of well-versed business development and corporate financial strategies. His experience encompasses managing his own business, handling day to day operations and working with financial institutions by identifying and facilitating essential financing to support business clients’ needs.  He has gained invaluable experience in business structuring and economic decision-making and believes in team cohesiveness to achieve operational excellence.

Mr. Madzej’s passion has been building relationships and building on people’s strengths, communication and understanding which he relies on in developing and managing operational integrity.

Robert Da Cunha

As Chief Financial Officer, Mr. Da Cunha’s prime function is to oversee the financial activities of our company. Mr Da Cunha brings great experience in financial planning, monitoring cash flows and analytical skills to enhance company performance.

Prior to joining our company, Mr. Da Cunha has been on the board of directors of other business corporations and spent more than a decade at TD Canada Trust, in increasingly senior positions where he acquired specific expertise in a number of critical areas including growth and credit lending for small to medium size enterprises, audits and compliance.

The experience at TD Canada Trust provided Mr. Da Cunha with first-hand knowledge of what really matters to operations, communications, and protocol when overseeing successful ventures.  He understands the importance of attention to detail, especially in areas where documents are reviewed by government agencies and by accountants working for shareholders and investors.

Prior to his career in resources and finance, Mr. Da Cunha briefly held positions at both the Ontario Ministry of the Attorney General and the University of Toronto. At the University of Toronto, he specialized in neurobiology—specifically in molecular protein isolation, electrophoresis SDS-PAGE western blotting—while working on this thesis.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended December 31, 2012, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Madzej or Mr. Da Cunha or any member of the immediate family of Mr. Madzej or Mr. Da Cunha has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

Date: December 4, 2013	By:	/s/ Michael Caetano
Michael Caetano
Chief Executive Officer